Exhibit 99.1

COPPERGATE COMMUNICATIONS LTD.

2003 SHARE OPTION PLAN

1.           Purposes of the Plan.  The purpose of this Share Option Plan (the “Plan”) is to advance the interests of CopperGate Communications Ltd. (the “Company”) and its shareholders by attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, officers, directors, advisors and consultants, and promoting a close identity of interests between those individuals and the Company.  In addition, the Company may make contributions by issuing securities of the Company to worthy purposes, subject to approval of the Board and any requirements of the Articles of Association of the Company.

2.           Definitions.  As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 3 hereof.

(b)           “Affiliate” means any entity controlling, controlled by or under common control with the Company and if such entity is a person, then the immediate family of such person.  For the purpose of this definition of Affiliate, control shall mean the ability, to direct the activities of the relevant entity and/or shall include the holding of more than 50% of the capital or the voting of such entity and any “employing company” within the meaning of Section 102(a) of the Ordinance.

(c)           “Applicable Law” means the requirements relating to the administration of share option plans, Israeli Tax laws, Israel securities laws, Israel Companies Act, any stock exchange or quotation system on which the shares are listed or quoted and the applicable law of any country or jurisdiction where Options are granted under the Plan.

(d)           “Board” means the Board of Directors of the Company.

(e)           “Committee” means a compensation committee of the Board, designated from time to time by the resolution of the Board, which shall consist of no fewer than two members of the Board.

(f)           “Ordinary Shares” means the Common Stock, par value NIS [___] per share, of the Company.

(g)           “Consultant” means any person who is engaged by the Company or any Affiliate to render consulting or advisory services to such entity.

(h)           “Director” means a member of the Board.

(i)           “Employee” means any person who is employed by the Company or its Affiliates, including an individual who is serving as a director or an office holder, but excluding Controlling Shareholder as defined in Section 32(9) of the Ordinance.  The term “Employee” shall not include a stockholder of the Company who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate.

(j)           “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)           If the Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, their Fair Market Value shall be the closing sales price for such Shares (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; without derogating from the above and solely for the purpose of determining the tax liability pursuant to Section 102, if at the date of grant the Company’s Shares are listed on any established stock exchange or a national market system or if the Company’s Shares will be registered for trading within ninety (90) days following the Date of Grant under the Capital Gain Track, the fair market value of the Share at the Date of Grant shall be determined in accordance with the average value of the Company’s Shares on the thirty (30) trading days preceding the Date of Grant or on the thirty (30) trading days following the date of registration for trading, as the case may be.

(ii)           If the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, their Fair Market Value shall be the mean between the high bid and low asked prices for the Shares on the last market trading day prior to the day of determination, or;

(iii)           In the absence of an established market for the Shares, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(k)            “Service Provider” means an Employee, director, consultant or adviser of the Company or any of its Affiliates.

(l)           “Option” means a share option granted pursuant to the Plan.

(m)           “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(n)           “Optionee” means the holder of an outstanding Option granted under the Plan.

(o)           “Section 102 Capital Gain Track” means grant of Options with a Trustee under the capital gain track as defined in Section 102.

(p)           “Section 102 Employment Income Track” means grant of Options with a Trustee under the employment income track as defined in Section 102.

(q)           “Section 102 Non Trustee Track” means grant of Options without a trustee as defined in Section 102.

(r)           “Share” means a share of the Ordinary Shares of the Company, or such other class of shares or other securities as may be applicable pursuant to Section 12 hereof.

3.           Administration of the Plan.

(a)           Procedure.

(i)           The Plan shall be administered by the Board or a Committee appointed by the Board.

(ii)           In administering the Plan, the Board and/or the Committee shall comply with all Applicable Law.

(b)           Powers of the Administrator.  Subject to the provisions of the Plan, subject to Applicable Law and subject to the approval of any relevant authorities, the Administrator shall have the authority, in its discretion:

(i)             to construe and interpret the terms of the Plan and any Options granted pursuant to the Plan;

(ii)            to designate the Optionees to whom Options may from time to time be granted hereunder;

(iii)           to determine the number of Shares to be covered by each such award granted hereunder;

(iv)          to prescribe forms of agreement for use under the Plan;

(v)           to determine the terms and conditions of any Option granted hereunder;

(vi)          to determine the Fair Market Value of Shares;

(vii)         to prescribe, amend and rescind rules and regulations relating to the Plan;

(viii)        subject to Applicable Law, to make an Election (as defined below);

(ix)          subject to Applicable Law, to allow Optionees to satisfy withholding tax obligations by electing to have the Company, if permitted under Applicable Law, withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(x)           to take all other action and make all other determinations necessary for the administration of the Plan.

(c)           Effect of Administrator’s Decision.  All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.  No member of the Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted thereunder.

(d)           Grants to Committee Members.  A member of such Committee shall be eligible to receive Options under the Plan while serving on the Committee, only in accordance with the provisions of any Applicable Law.  If the Administrator is a Committee appointed by the Board, the grant of Options under the Plan to members of such Committee, if any, shall be made by the Board and not by such Committee, and subject to any Applicable Law.

(e)           Certain Option Grants.  All grants of Options to Employees, directors or office holders (“Nosei Misra,” as such term is defined in the Israeli Companies Act, 1999, as amended from time to time (the “Companies Act”)), pursuant to this Plan, shall be authorized and implemented in accordance with the provisions of the Companies Act.

4.           Eligibility.

(a)           Subject to the provisions of the Plan, the Board may at any time, and from time to time, grant Options under the Plan.

(b)           Options granted under this Plan to Service Providers may or may not contain such terms as will qualify the Options as options granted pursuant to the provisions of Section 102 Capital Gain Track, Section 102 Employment Income Track and Section 102 Non Trustee Track (together “Section 102 Tracks”) and any pre-ruling related thereto or Section 3(i) of the Ordinance and any regulations, rules, orders or procedures promulgated thereunder including the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 2003 (the “Rules”).

(c)           Upon election of the Administrator between the Section 102 Tracks (“Election”), Options shall be granted under the Plan pursuant to the elected Section 102 Track, until such time as the Board changes its Election, in accordance with the provisions of Section 102.  Such Election shall become effective as of the first Date of Grant of Option under this Plan and shall remain in effect until the end of the year following the year during which the Company first granted Options pursuant to its Election.  The Election shall obligate the Company, and shall apply to all Optionees who were granted Options during the period indicated herein, all in accordance with the provisions of Section 102(g) of the Ordinance.  For avoidance of doubt, such Election shall not prevent the Company from granting Option under Section 102 Non Trustee Track simultaneously.

(d)           For avoidance of doubt, the grant of Options under Section 102 Tracks is subject to (i) the approval of the Plan by the Israeli income tax authority, (ii) filing the Company’s Election with the Israeli income tax authorities at least thirty (30) days before the date grant of Options.

(e)           Options under Section 102 Capital Gain Track and Section 102 Employment Income Track shall be held in trust pursuant to the Section 5 of this Plan.

(f)           All Service Providers of the Company or any Affiliate of the Company shall be eligible to receive Options under the Plan; provided, however, that Options granted pursuant to Section 102 of the Ordinance shall be granted only to Employees of the Company and provided that Options granted pursuant to Section 3(i) of the Ordinance shall not be granted to Employees of the Company.

(g)           For the avoidance of doubt, the designation of Section 102 Capital Gain Track, Section 102 Employment Income Track and Section 102 Non Trustee Track shall be subject to the terms and conditions of Section 102 and the regulations promulgated thereunder.

(h)           No individual shall at any time have a right to receive an Option under the Plan.  The receipt of an Option under the Plan shall not confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company or an Affiliate of the Company, nor shall it interfere in any way with his or her right or the Company’s right, or the right of the Company’s Affiliate, to terminate such relationship at any time, with or without cause.

5.           Appointment of a Trustee.

(a)           In case of Election of either Section 102 Capital Gain Track or Section 102 Employment Income Track, the Administrator shall elect and appoint a Trustee for this Plan (the “Trustee”).  Upon such appointment a trust agreement, which comply with the relevant and Applicable Law, will be signed between the Trustee and the Company.

(b)           In case of Election of either Section 102 Capital Gain Track or Section 102 Employment Income Track and in the event that a Trustee has been appointed, all Options granted according to this Plan shall be issued to the Trustee and registered in the Trustee’s name.  Such Options or any Shares allocated or issued upon exercise of such Options and/or other shares received subsequently following any realization of rights, including without limitation bonus shares, shall be held for the benefit of the Optionees for the Restricted Period (as defined below).

(c)           In the event the requirements under Section 102 Capital Gain Track or  Section 102 Employment Income Track are not met, then such Options may be treated under No Trustee Track, all in accordance with the provisions of Section 102 and regulations promulgated thereunder.

(d)           In the event that the Company issues Options to the Trustee, the sale or transfer of the Options or the underlying Shares shall be restricted for a certain period of time as required under the Applicable Law (the “Restricted Period”), in order to ensure that the Plan should qualify under the laws of any country or jurisdiction where Options are granted under the Plan.

(e)           Notwithstanding anything to the contrary, the Trustee shall not release any Shares allocated or issued upon exercise of Options under Section 102 Capital Gain Track and Section 102 Employment Income Track prior to the full payment of the Optionee’s tax liabilities arising from such Options which were granted to him/her and/or any Shares allocated or issued upon exercise of such Options.

(f)           With respect to any Options under Section 102 Capital Gain Track and Section 102 Employment Income Track, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of any such 102 Options and/or any Share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Restricted Period.

(g)           The Trustee shall be exempt from any liability in respect of any action or decision duly taken in its capacity as a Trustee, provided, however, that the Trustee acted at all times without negligence or fraud.

6.           Shares Subject to the Plan.  Shares distributed pursuant to the Plan may consist of authorized but unissued Shares.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

7.           Option Exercise Price and Consideration.

(a)           The exercise price of an Option shall be determined by the Administrator on the date of grant of such Option in accordance with Applicable Law and subject to guidelines as shall be suggested by the Board from time to time, but shall be subject to the following:

(i)           The consideration for the exercise of the Options shall be payable upon the exercise of the Option in a form satisfactory to the administrator, including without limitation, by cash or check.  The administrator shall have the authority to postpone the date of payment on such terms as it may determine.

(ii)           The proceeds received by the Company from the issuance of Shares subject to the Options will be added to the general funds of the Company and used for its corporate purposes.

8.           Exercise of Option.

(a)           Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  An Option may not be exercised for a fraction of a Share.

(b)           An Option shall be deemed exercised when the Company receives:  (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by Applicable Law, the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse, provided that Shares issued upon exercise of any Option which was granted under Section 102 Capital Gain Track or under Section 102 Employment Income Track and as long as it is held by the Trustee, shall be issued in the name of the Trustee for the benefit of the Optionee.

Prior to exercise, an Optionee, as such, shall have none of the rights of a shareholder of the Company.  Upon exercise of an Option, an Optionce shall have no shareholder rights until the Shares are issued, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

Upon their issuance, the Shares shall carry equal voting rights on all matters where such vote is permitted by Applicable Law.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other shareholder right for which the record date precedes the date of issuance of the Shares, except as provided in Section 12 hereof.

(c)           If any law or regulation requires the Company to take any action with respect to the Shares specified in such notice before the issuance thereof, then the date of their issuance shall be extended for the period necessary to take such action.

(d)           Subject to Applicable Law, an Option may not be exercised unless, at the time the Optionee gives notice of exercise to the Company, the Optionee includes with such notice payment in cash or by bank check of all withholding taxes due, if any, on account of his or her acquired Shares under the Option or gives other assurance satisfactory to the Administrator of the payment of those withholding taxes.

(e)           Until the consummation of an Initial Public Offering (IP0), such Shares shall be voted by an irrevocable proxy (the “Proxy”) pursuant to the directions of the Board, such Proxy to be assigned to the person or persons designated by the Board.  Such person or persons designated by the Board shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him/her, or any liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the voting of such Proxy unless arising out of such member’s own fraud or bad faith, to the extent permitted by Applicable Law.  Such indemnification shall be in addition to any rights of indemnification the person(s) may have as a director or otherwise under the Company’s incorporation documents, any agreement, any vote of shareholders or disinterested directors, insurance policy or otherwise.  Without derogating from the above, with respect to Options under 102 Capital Gain Track and 102 Employment Income Track, such Shares shall be voted in accordance with the provisions of Section 102 and any rules, regulations or orders promulgated thereunder.

(f)           Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

9.           Term of Option.  The term of an Option shall expire on such date or dates as the Administrator shall determine at the time of the grant of the Option; provided, however, that the term of an Option shall not exceed ten (10) years from the date of grant thereof.

10.           Non-Transferability of Options.  Except as set forth in Section 11(b) hereof, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

11.           Termination of Employment.

(a)           In the event of termination of Optionee’s employment with the Company or any of its Affiliates, including without limitation, due to retirement, or if applicable, the termination of services given by the Optionee to the Company or any of its Affiliates, all Options granted to the Optionee, which are vested and exercisable at the time of such termination, may, unless earlier terminated in accordance with the Option Agreement, be exercised within three (3) months after the date of such termination (or such different period as the Committee shall prescribe).  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(b)           In the event of termination of Optionee’s employment with the Company or any of its Affiliates, or if applicable, the termination of services given by the Optionee to the Company or any of its subsidiaries by reason of death or total and permanent disability, the outstanding Options may be exercised by the Optionee, the Optionee’s legal guardian, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance, as the case may be, within twelve (12) months after termination to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.  Notwithstanding the above, the Optionee’s legal guardian, the Optionee’s estate or a person who acquires the right to exercise the Option by bequest or inheritance, shall be entitled to acceleration of the outstanding non vested Options, until the end of the year in which such termination of employment took place.

(c)           In the event of termination of Optionee’s employment with the Company or any of its Affiliates, or if applicable, the termination of services given by the Optionee to the Company or any of its subsidiaries for Cause (as defined hereunder), all outstanding Options granted to such Optionee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination and the Shares covered by such Option shall revert to the Plan.

For purposes of this Section, termination for “Cause” shall mean any of the following:  (a) the Optionee’s theft, dishonesty, or falsification of any Company documents or records; (b) the Optionee’s improper use or disclosure of the Company’s confidential or proprietary information; (c) any action by the Optionee which has a detrimental effect on the Company’s reputation or business; (d) the Optionee’s failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (e) any material breach of the Optionce of any agreement between the Optionee and the Company, which breach is not cured pursuant to the terms of such agreement; or (f) the Optionee’s conviction (including any plea of guilty) of any criminal act which impairs the Optionee’s ability to perform his or her duties with the Company.

(d)           In addition, if after termination of employment the Optionee does not comply in full with any of non-compete, non solicitation, confidentiality or any other requirements of any agreement between the Company and the Optionee, the Administrator may, in its sole discretion, refuse to allow the exercise of the Options.

(e)           With respect to a Non Trustee Track, in case the Optionee ceases to be an Employee of the Company or any of its Affiliate, then the Optionee shall obtain and maintain to the Company and/or its Affiliates security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102.

12.           Adjustments Upon Changes in Capitalization.

In the event of a shares split, reverse shares split, shares dividend, recapitalization, combination or reclassification of the Shares, rights issues or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (but not the conversion of any convertible securities of the Company), the Administrator in its sole discretion shall make an appropriate adjustment in the number of Shares related to each outstanding Option, the number of Shares reserved for issuance under the Plan, as well as the exercise price per Share of each outstanding Option.  Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

13.           Dissolution or Liquidation.

In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion will determine the period of time of which such Option may be exercised, which in no event is less than fifteen (15) days prior to such transaction.  To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

14.           Merger.

(a)           In the event of a merger, acquisition, reorganization of the Company with one or more other entities, or a sale of all or substantially all of the assets of the Company in which the Company is not the surviving entity, each outstanding Option shall be assumed or an equivalent option substituted by the successor company or an affiliate of the successor company.

(b)           In the event that the successor company refuses to assume or substitute then all unvested options shall expire, unless the Administrator has determined otherwise with respect to certain Option Agreement.

(c)           In such case, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

15.           Change in Control.

(a)           “Change in Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(i)           IPO;

(ii)           the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities;

(iii)           a merger, consolidation, reorganization of the Company or a similar business combination, in which the Company is a surviving entity; or

(iv)           the sale, transfer or other disposition of all or substantially all of the Company’s assets.

(b)           Upon a Change in Control, no changes will be made to the terms of the Options, unless otherwise is determined by the Board.

16.           Right of First Refusal and Bring-Along Provisions; Lock-Up.

(a)           Prior to the consummation of the Company’s initial public offering, all Shares held by the Optionee or the Trustee, pursuant to this Plan shall be subject to a right of first refusal upon transfers.

(b)           Notwithstanding the Articles of Association of the Company, Optionees shall not have a right of first refusal to purchase any securities proposed to be sold by any shareholder of the Company.

(c)           Optionee acknowledges and accepts the terms and provisions of any shareholders agreements as applicable to other shareholders of Ordinary Shares of the Company, and hereby agrees to be bound by their terms with respect to a bring along provision as if he or she was an original party thereof.

(d)           Optionee acknowledges that in the event that the Company’s shares shall be registered for trading in any public market, Optionee’s rights to sell the Shares may be subject to certain limitations (including a lock-up period), as will be requested by the Company or its underwriters, and the Optionee unconditionally agrees and accepts any such limitations.

17.           Date of Grant.  Subject to Applicable Law, the date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option.

18.           Tax Consequences.  Any tax consequences arising from the grant or exercise of any Option or from the payment for Shares or from any other event or act (whether of the Optionee or of the Company or its Affiliates or of its Trustee) hereunder, shall be borne solely by the Optionee.  The Company and/or the Trustee shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source.  Furthermore, such Optionee shall agree to indenmify the Company and/or Affiliate that employs the Optionee and/or the Trustee, and/or the Company’s shareholders and/or directors and/or officers if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.  Except as otherwise required by law, the Company shall not be obligated to honor the exercise of any Option by or on behalf of an Optionee until all tax consequences (if any) arising from the exercise of such Options are resolved in a manner reasonably acceptable to the Company.

19.           Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Board shall obtain shareholder approval of any Plan amendment to the extent necessary or desirable to comply with Applicable Law.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the majority of the Optionees (by number of Options) and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

20.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option, the method of payment and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

(c)           Other Compliance.  At the time of issuance, the Optionee is not in default under any agreement between the Company and any of its Affiliates and Optionee.

21.           Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.           Reservation of Shares.  The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.           Multiple Agreements.  The terms of each Option may differ from other Options granted under the Plan at the same time.  The Administrator may also grant more than one Option to a given Optionee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Optionee.

24.           Term of Plan.  The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years after the earlier of its adoption by the Board or by the holders of the Company’s Shares, unless sooner terminated under Section 11 hereof.

25.           Governing Law.  This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Israel, without giving effect to the principles of conflict of laws.  The competent courts of Tel-Aviv, Israel shall have sole jurisdiction in any matters pertaining to the Plan.

COPPERGATE COMMUNICATIONS LTD.

2007 U.S. APPENDIX

to the 2003 SHARE OPTION PLAN

1.	Purposes

1.1
This 2007 U.S. appendix (the “Appendix”) shall apply to optionees who are residents of the United States or those who are deemed to be residents of the United States for the payment of tax (“U.S. Optionees”). The provisions under the Appendix are an integral part of the 2003 Share Option Plan of CopperGate Communications Ltd. (the “Plan” and the “Company,” respectively), which applies to the issuance of options to purchase Shares of the Company.

1.2
This Appendix refers to Options granted to the U.S. Optionees so that they comply with the requirements set by the U.S. law in general, including without limitation, the provisions of Section 409A and Sections 421-424 of the Code.

1.3	For the avoidance of doubt, this Appendix does not add to nor modify the Plan with respect to Optionees who are not U.S. Optionees.

1.4
Options granted to U.S. Optionees under the Plan and under the 2007 US Appendix may or may not contain such terms as will qualify the Options as Incentive Stock Options (“ISO”) or as Non-statutory Stock Options (“NSO”).

1.5
The Plan and this Appendix are complementary to each other and shall be deemed one.  In any case of contradiction between the provisions of this Appendix and the Plan, the provisions of this Appendix shall prevail with respect to Options granted to U.S. Optionees only.

1.6	Any capitalized terms not specifically defined in this Appendix shall be construed according to the interpretation given to them in the Plan.

2.	Eligibility

2.1	The terms and conditions of the Options shall be as specified in the Option Agreement to be executed pursuant to the Plan and to this Appendix.

2.2
All Service Providers of the Company or any of its Affiliates shall be eligible to receive Options under the Plan; provided, however, that Options qualifying as ISO shall be granted only to Employees of the Company or any of its Affiliates.

3.	Exercise of Options

3.1
An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  The notice shall specify the number of Shares with respect to which the Option is being exercised.

1

3.2
To the extent the aggregate Fair Market Value (determined at the Date of Grant by the Administrator) of the Shares with respect to which ISO are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and any of its Affiliates exceeds U.S. $100,000 (or such other limit as may be required by the Code, from time to time) the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as NSO.

4.	Term of Option

4.1
The term of an Option shall expire on such date or dates as the Administrator shall determine at the time of the grant of the Option; provided, however, that the term of an Option shall not exceed ten (10) years from the date of grant thereof.

4.2
In the case of an ISO’s granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

5.	Exercise Price

In the case of an ISO, the exercise price shall be not less than the Fair Market Value of the Company shares on the date the Option is granted; provided, however, that if an ISO is granted to an employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate, the exercise price shall be no less than 110% of the Fair Market Value of the Company shares on the date the Option is granted.

6.	Non Transferability of Option

Except as specifically permitted under the Plan, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

7.	Effective Date

This Appendix shall be effective as of the date on which it is adopted by the Administrator and shall terminate at the end of ten (10) years from such date of adoption or its date of approval by the shareholders, whichever is earlier.

8.	Tax Consequences

To the extent permitted by applicable law, any tax consequences arising from the grant or exercise of any Option, from the payment of Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, or the U.S. Optionee), hereunder, shall be borne solely by the U.S. Optionee.  The Company and/or its Affiliates shall withhold taxes according to the requirements under the applicable law, rules, and regulations, including withholding taxes at source. Furthermore, the U.S. Optionee shall agree to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Company shall not be required to release any Share certificate to an Optionee until all required payments have been fully made.

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9.	Conversion of ISO into NSO; Termination of ISO

The Administrator, at the written request of any U.S. Optionee, may in its discretion take such actions as may be necessary to convert such Optionee’s ISO (or any portions thereof) that have not been exercised on the date of conversion into NSO at any time prior to the expiration of such ISO, regardless of whether the Optionee is an Employee of the Company or its Affiliates at the time of such conversion.  Such actions may include, but not be limited to, extending the exercise period or reducing the Exercise Price of the appropriate installments of such Options.  At the time of such conversion, the Administrator (with the consent of the Optionee) may impose such conditions on the exercise of the resulting NSO as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan and/or this Appendix.  Nothing in the Plan and/or in this Appendix shall be deemed to give any Optionee the right to have such Optionee’s ISO converted into NSO, and no such conversion shall occur unless and until the Administrator takes appropriate action.  The Administrator, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

10.	Maximum Number of Shares Issuable.

Subject to adjustment as provided in Section 12 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan shall be 530,349 and shall consist of authorized but unissued or reacquired Shares or any combination thereof.  If an outstanding Option for any reason expires or is terminated or canceled or if shares of Stock are acquired pursuant to an Option subject to forfeiture or repurchase and are forfeited or repurchased by the Company for an amount not greater than the Optionee’s exercise or purchase price, the Shares allocable to the terminated portion of such Option or such forfeited or repurchased Shares shall again be available for issuance under the Plan.  Notwithstanding the foregoing, at any such time as the offer and sale of securities pursuant to the Plan is subject to compliance with Section 260.140.45 of Title 10 of the California Code of Regulations (“Section 260.140.45”), the total number of Shares issuable upon the exercise of all outstanding Options (together with options outstanding under any other stock plan of the Company) and the total number of shares provided for under any stock bonus or similar plan of the Company shall not exceed thirty percent (30%) (or such other higher percentage limitation as may be approved by the stockholders of the Company pursuant to Section 260.140.45) of the then outstanding shares of the Company as calculated in accordance with the conditions and exclusions of Section 260.140.45.

11.	Amendment

Notwithstanding any other provision of the Plan, this Appendix or any Option Agreement to the contrary, the Board or Administrator may, in its sole and absolute discretion and without the consent of any U.S. Optionee, amend the Plan or any Option Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan, this Appendix or such Option Agreement to any present or future law, regulation or rule applicable to the Plan or this Appendix, including, but not limited to, Section 409A of the Code.

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12.	Provision of Information

At least annually, copies of the Company’s balance sheet and income statement for the just completed fiscal year shall be made available to each U.S. Optionee and purchaser of Shares upon the exercise of an Option; provided, however, that this requirement shall not apply if all offers and sales of securities pursuant to the Appendix comply with all applicable conditions of Rule 701 under the Securities Act. The Company shall not be required to provide such information to key persons whose duties in connection with the Company assure them access to equivalent information.  The Company shall deliver to each U.S. Optionee such disclosures as are required in accordance with Rule 701 under the Securities Act.

13.	Stockholder Approval

The Plan and Appendix or any increase in the maximum aggregate number of Shares issuable thereunder as provided in Section 10 (the “Authorized Shares”) shall be approved by a majority of the outstanding securities of the Company entitled to vote by the later of (a) a period beginning twelve (12) months before and ending twelve (12) months after the date of adoption thereof by the Board or (b) the first issuance of any security pursuant to the Plan in the State of California (within the meaning of Section 25008 of the California Corporations Code). Options granted prior to security holder approval of the Plan and Appendix or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case be, and such Options shall be rescinded if such security holder approval is not received in the manner described in the preceding sentence.

14.	Governing Law

This Appendix shall be governed by and construed and enforced in accordance with the laws of the State of California.

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